UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

VIACOM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Agreement.

(a)                    Viacom Inc. (“Viacom” or the “Company”) announced that it entered into an agreement (the “Settlement Agreement”), effective August 18, 2016 (the “Effective Date”), with National Amusements, Inc. (“National Amusements”), Sumner M. Redstone, Shari E. Redstone, other members of the Redstone family and related parties, the other directors of the Company, and certain other parties. Pursuant to the Settlement Agreement, which was unanimously approved by the Board of Directors of Viacom (the “Board”), among other matters, all claims among Viacom, National Amusements and the other parties to the Settlement Agreement that are the subject matter of the Settlement Agreement will be dismissed and terminated, and Viacom has implemented changes to its management and Board as described below.

National Amusements, directly and indirectly, holds approximately 79.8% of Viacom’s Class A voting stock, constituting approximately 10% of the overall equity of Viacom. National Amusements is controlled by Mr. Redstone through the Sumner M. Redstone National Amusements Trust (the “SMR Trust”), which owns shares in National Amusements representing 80% of the voting interests of National Amusements. The remaining 20% of the voting interests of National Amusements are held through a trust controlled by Ms. Redstone. Mr. Redstone is the Chairman Emeritus of Viacom and the Chairman and Chief Executive Officer of National Amusements; Ms. Redstone is Mr. Redstone’s daughter. Ms. Redstone is the non-executive Vice Chair of Viacom and the President and a member of the Board of Directors of National Amusements.

The material terms of the Settlement Agreement are summarized below, and this summary is qualified in its entirety by the text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10 and is incorporated by reference herein in its entirety.

Resignation of President and Chief Executive Officer

As of the Effective Date, Mr. Dauman resigned as President and Chief Executive Officer of the Company and, except as set forth below, from all other positions of authority with Viacom or any Viacom subsidiary. Mr. Dauman’s resignation is deemed to be a termination without “Cause”, a resignation with “Good Reason” for which the applicable notice and cure periods are deemed to have expired, and a “Qualifying Termination” pursuant to the terms of Mr. Dauman’s employment agreement with the Company. Mr. Dauman will continue to serve as a director and as non-executive Chairman of the Company through the earlier of (1) September 13, 2016 and (2) three days after the Board votes on a possible minority and non-controlling investment (the “Paramount Investment”) in Paramount Pictures Corporation (“Paramount”) and Viacom’s filmed entertainment business (such time period being the “Continuation Period”). At the end of the Continuation Period and as part of the actions contemplated by the Settlement Agreement, Mr. Dauman’s term as a director and as non-executive Chairman of the Company shall expire without any further action or notice.

Appointment of New President and Chief Executive Officer

Also as of the Effective Date, the Board elected Thomas E. Dooley, formerly the Company’s Senior Executive Vice President and Chief Operating Officer, as interim President and Chief Executive Officer of the Company pursuant to the terms of a “Qualifying CEO Offer” under the terms of Mr. Dooley’s employment agreement with the Company. Unless otherwise agreed in writing between Mr. Dooley and the Company (upon approval from the Board), Mr. Dooley’s employment as the interim President and Chief Executive Officer shall terminate on September 30, 2016 and such termination shall be deemed to be a termination without “Cause”, resignation with “Good Reason” for which the applicable notice and cure periods are deemed to have expired (uncured) on the date immediately preceding September 30, 2016 and a “Qualifying Termination” pursuant to the terms of Mr. Dooley’s employment agreement with the Company. Pursuant to the Settlement Agreement, either the Board or Mr. Dooley may terminate the employment agreement upon five business days’ notice, and any such termination shall be deemed to be a termination without “Cause”, resignation with “Good Reason” for which the applicable notice and cure period are deemed to have expired (uncured) on the date immediately preceding the date of the effective time of termination and a “Qualifying Termination” pursuant to Mr. Dooley’s employment agreement. The Settlement Agreement provides that Mr. Dooley will remain a director of the Company only for so long as he is Chief Executive Officer of the Company.

Actions with Respect to the Board

As of the Effective Date (but subsequent to the Board’s approval of the Settlement Agreement), the Board increased its size from 11 members to 16 members, and elected Kenneth Lerer, Thomas May, Judith McHale, Ronald Nelson and Nicole Seligman as new directors (the “New Directors”) and elected Mr. May as non-executive Chairman of the Board effective as of the earlier of the first day after the end of the Continuation Period or Mr. Dauman’s earlier death, retirement or voluntary resignation from his office as non-executive Chairman. The size of the Board will be reduced to 15 members effective upon the effectiveness of Mr. Dauman’s resignation as a director and non-executive Chairman. Pursuant to the Settlement Agreement, Blythe J. McGarvie, Frederic V. Salerno, William Schwartz, Charles E. Phillips, Jr., Cristiana Falcone Sorrell and Deborah Norville (the “Incumbent Independent Directors”) as well as George S. Abrams will remain as directors of Viacom until their current terms expire at Viacom’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”), which the Company has agreed to hold on a date to be set by the Board’s Governance and Nominating Committee but not later than February 3, 2017. NAI will select three Incumbent Independent Directors to be nominated by the Board for election as directors at the 2017 Annual Meeting. On June 27, 2016, the Delaware Chancery Court, in the Delaware action that is subject to the Settlement Agreement, entered an order preserving the status quo (the “Status Quo Order”) that, among other things, identified the active Viacom directors during the effectiveness of the order and imposed certain restrictions on the actions of Viacom. On August 22, 2016, the parties to the Delaware action filed a Stipulation Regarding Voluntary Dismissal with Prejudice, dismissing the Delaware action.

Also as of the Effective Date, the Board has reconstituted its committees to be comprised as follows:

Audit Committee

Ronald Nelson (Chair)

Thomas May

Judith McHale

Charles E. Phillips, Jr.

Frederic Salerno

Compensation Committee

Judith McHale (Chair)

Thomas May

Blythe McGarvie

Deborah Norville

Nicole Seligman

Governance & Nominating Committee

Nicole Seligman (Chair)

Cristiana Falcone Sorrell

Kenneth Lerer

Ronald Nelson

William Schwartz

Amendments of Certificate of Incorporation and Bylaws

On the Effective Date, the Board approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendments”), which provide that Viacom shall not (1) enter into any agreement regarding, vote any shares or provide any consent in favor of, or consummate any Paramount Transaction (as defined below) or (2) amend the foregoing provisions of subparagraph (1) or the provisions of this subparagraph (2), in each case without the prior written consent of the holders of a majority of the Viacom Class A common stock. A “Paramount Transaction” is defined to mean any of the following actions or events: to authorize, enter into, commit to or otherwise legally bind the Company to any transaction not in the ordinary course of business consistent with past practice (by joint venture, consortium , affiliation, agreement, guarantee, understanding or otherwise), for (i) any sale, issuance, transfer, redemption, lien, encumbrance, or other disposition (including, without limitation, by way of recapitalization, reclassification, dividend, distribution, merger, consolidation or otherwise) of (A) any shares of capital stock or ownership interest of Paramount or of any direct or indirect subsidiary of Viacom involved with or supporting, in either case, in a material respect, Viacom’s filmed entertainment business or any other business of Paramount (Paramount and each such subsidiary, a “Paramount Entity”), or (B) any options, warrants, convertible securities or other rights to purchase or acquire or encumber any shares of such capital stock or ownership interest of any Paramount Entity, in any case to a party that is not the Company, or (ii) any sale, transfer, license, lien, encumbrance or other disposition of any material asset of (A) any Paramount Entity or (B) the Paramount Entities taken as a whole, in each case, to a party that is not the Company. National Amusements approved the Charter Amendments by written consent, and the Charter Amendments will become effective in accordance with applicable laws and regulations. The Charter Amendments are filed herewith as Exhibit 3.1 and are incorporated by reference herein in their entirety.

The Board also approved certain amendments to the Amended and Restated Bylaws of Viacom (the “Bylaw Amendments”), which are effective immediately. The Bylaw Amendments are filed herewith as Exhibit 3.2 and are incorporated by reference herein in their entirety.

First, the Bylaw Amendments provide generally that vacancies on the Board occurring as a result of stockholder action to remove directors or to increase the number of authorized directors shall be filled only by stockholders, and not by directors, but that vacancies on the Board occurring as a result of the increase in the size of the Board as described herein could be filled with the New Directors by unanimous vote of the Board and need not be filled by the stockholders.

Second, the Bylaw Amendments provide that until the Charter Amendments are effective, the affirmative vote of all directors then in office will be required to authorize, enter into, or otherwise legally bind the Company to any Paramount Transaction. The Bylaw Amendments further provide that until the 2017 Annual Meeting, none of the Board, any Board committee, any Board member or any Viacom executive officer shall, or shall have the power to, authorize, agree to, knowingly cause or permit or take, directly or indirectly, any action that is outside the routine day-to-day operations of Viacom and its subsidiaries taken as a whole without the prior consent of at least 67% of the members of the Board. For purposes of the Bylaw Amendments, an “action that is outside the routine day-to-day operations of the Company” is generally consistent with the actions specified in the Status Quo Order (other than with respect to (1) any cash dividend, which the Bylaw Amendments provide are outside the routine day-to-day operations of the Company and must be approved by at least 67% of the members of the Board and (2) the definition of Paramount Transaction, which is defined as set forth herein and not as set forth in the aforementioned order). The Bylaw Amendments also provide that the prior consent of at least 67% of the members of the

Board for any Paramount Transaction shall remain in effect and continue to be required after the 2017 Annual Meeting.

Lastly, the Bylaw Amendments modify, in certain respects, the Company’s existing bylaw provision requiring that the Court of Chancery of the State of Delaware is the exclusive jurisdiction for certain types of corporate litigation.

Other Matters

During the Continuation Period, Mr. Dauman is authorized to continue to explore a Paramount Investment. If a proposal for the Paramount Investment is formulated, Mr. Dauman may submit it to the Board for its consideration. Until the Charter Amendment is effective, any Board action with respect to a Paramount Investment will require approval of all directors then in office. After the Charter Amendment is effective, any Paramount Investment approved by the Board (requiring a 67% vote of the directors) will also require the prior written consent of the holders of a majority of the Viacom Class A common stock.

Pursuant to the Settlement Agreement, Michael D. Fricklas, the Company’s Executive Vice President, General Counsel and Secretary may resign from his employment with Viacom by written notice no more than 30 days after the date on which neither Mr. Dauman nor Mr. Dooley serves as Chief Executive Officer of the Company. Any such resignation shall be deemed to be a resignation for “Good Reason” pursuant to the terms of Mr. Fricklas’ employment agreement with the Company.

The Settlement Agreement includes mutual releases among, and Viacom has agreed to indemnify, certain parties, in each case on the terms set forth in the Settlement Agreement.

Section 5 – Registrant’s Business and Operations

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)             The information contained in Item 1.01 above is incorporated by reference herein in its entirety. The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Dooley is disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders.

(d)                   The information contained in Item 1.01(a) above is incorporated by reference herein in its entirety. Each of the New Directors was nominated to serve as a director of Viacom by National Amusements. In connection with such nomination, on June 16, 2016, National Amusements entered into an agreement with each New Director pursuant to which National Amusements agreed to reimburse such New Director for reasonable out-of-pocket expenses for the period until the valid election or appointment of such New Director to the Board (as acknowledged or agreed to by the Company or pursuant to a final court order) and to indemnity such New Director for losses, claims and expenses incurred arising out of the fact of his or her appointment by National Amusements as a director or actions or inactions taken by him or her, but such provision does not apply to any actions or inactions taken in his or her capacity as a director of the

Company following the acknowledgement or agreement by the Company that his or her appointment is valid and effective. There are no other arrangements or understandings between any of the New Directors and any other person pursuant to which he or she was or is to be selected as a director of Viacom.

To the extent that any information called for in this Item 5.02 is not determined or is unavailable at the time of this filing, the Company will file an amendment to this filing containing such information within four business days after the information is determined or becomes available.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	The information contained in Items 1.01 and 5.02 above is incorporated by reference herein in its entirety.

Item 5.08	Shareholder Director Nominations.

(a)                   The information contained in Items 1.01 and 5.02 above is incorporated by reference herein in its entirety. In order for proposals by stockholders to be considered for inclusion in the proxy card and proxy statement relating to the 2017 Annual Meeting, such proposals must be received on or before September 24, 2016 at the Company’s principal executive offices at 1515 Broadway, New York, NY 10036-5794, attention: Michael D. Fricklas, Secretary.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 20, 2016, Viacom Inc. issued the press release furnished herewith as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

3.1	Amendments to Amended and Restated Certificate of Incorporation of Viacom Inc.

3.2	Amendments to Amended and Restated Bylaws of Viacom Inc.

10	Confidential Settlement and Release Agreement, effective as of August 18, 2016

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated August 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas

	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 22, 2016

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Amendments to Amended and Restated Certificate of Incorporation of Viacom Inc.

3.2	Amendments to Amended and Restated Bylaws of Viacom Inc.

10	Confidential Settlement and Release Agreement, effective as of August 18, 2016.

99	Press release of Viacom Inc. dated August 20, 2016.